                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                     STATE OR
                                                    COUNTRY OF
SUBSIDIARY (1)(2)(3)                               ORGANIZATION
----------------------------------------------  ------------------

E.I. Freight SDN. BHD.........................  Malaysia

EI Freight Forwarding (Thailand) Limited
  (4).........................................  Thailand

EI Freight (H.K.) Limited (5).................  Hong Kong

EI Freight (Taiwan) Ltd.......................  Republic of China

EI Freight (U.S.A.), Inc......................  Illinois

EI Holdings, Ltd. (6).........................  Thailand

EIF SDN. BHD. (7).............................  Malaysia

Expeditors Canada, Inc........................  Canada

Expeditors Chile Transportes Internacionales
  Limitada....................................  Chile

Expeditors Finland Oy.........................  Finland

Expeditors International......................  Saudi Arabia

Expeditors International B.V..................  Netherlands

Expeditors International de Mexico, S.A. de
  C.V.........................................  Mexico

Expeditors International do Brasil Ltda.......  Brazil

Expeditors International Espana, S.A..........  Spain

Expeditors International GmbH.................  Germany

Expeditors International Italia S.r.l.........  Italy

Expeditors International N.V..................  Belgium

Expeditors International Ocean, Inc...........  Delaware

Expeditors International Pty. Limited.........  Australia

Expeditors International SA (Proprietary)
  Limited.....................................  South Africa

Expeditors International Sverige AB...........  Sweden

Expeditors International (Korea) Company,
  Ltd.........................................  South Korea

Expeditors International (NZ) Ltd.............  New Zealand

Expeditors International (Puerto Rico) Inc....  Puerto Rico

Expeditors International (UK) Limited.........  England

Expeditors Sarah International Co. (8)........  Egypt

Expeditors Speditions GmbH (9)................  Austria

Expeditors (China) Investment Co. Pte. Ltd.
  (10)........................................  Singapore

Expeditors (Portugal)Transitarios
  Internacionais Lda. (11)....................  Portugal

Expeditors (Singapore) Private Limited........  Singapore

Heik Liquid Limited (12)......................  Hong Kong

P.T. Lancar Utama Tatnusa.....................  Indonesia

P.T. Lancarpratma Intercargo..................  Indonesia

E.I. Freight Lanka (Pte) Ltd..................  Sri Lanka

Expeditors International France, SAS..........  France

Seasky Express Limited........................  Ireland

Expeditors (Bangladesh), Ltd..................  Bangladesh

Expeditors International Pakistan Pvt. Ltd.
  (13)........................................  Pakistan

Expeditors International (India) Pvt. Ltd.....  India

------------------------

(1) For purposes of this list, if the Company owns directly or indirectly a controlling interest in the voting securities of any entity or if the Company has unilateral control over the assets and operations of any entity, such entity is deemed to be a subsidiary. Except as otherwise noted, the Company has 100% controlling interest in subsidiary operations. With respect to certain companies, shares of voting securities in the names of nominees and qualifying shares in the names of directors are included in Company's ownership percentage.

(2) Except as otherwise noted, each subsidiary does business in its own name and in the name of the Company.


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

(3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary.

(4) Dual ownership; of the 100%, 49% is owned by the Company and 51% is owned by EI Holdings, Ltd.

(5) Second tier subsidiary.

(6) Dual ownership; of the 100%, 56% is owned by the Company and 44% is owned by EI Freight Forwarding (Thailand) Limited.

(7) Dual ownership; of the 100%, 53.33% is owned by the Company and 46.67% is owned by E.I. Freight SDN. BHD.

(8) Company has 75% controlling interest in subsidiary.

(9) Company has 85% controlling interest in subsidiary.

(10) Operates in Beijing as Beijing Kang Jie Kong Cargo Agent Co., Ltd./E.I., in Shanghai as EI Freight (Co.) Ltd. and in Shenzhen as Shenzhen Yige Freight Warehouse Co. Ltd.

(11) Company has 80% controlling interest in subsidiary.

(12) Operates as Expeditors Overseas Management and EOM.

(13) Company has 75% controlling interest in subsidiary.


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